UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 8, 2022, the Board of Directors of Cboe Global Markets, Inc. (the “Company”) appointed David Howson to the role of President of the Company effective on May 12, 2022. In addition, Edward T. Tilly will step down from the role of President of the Company effective on the same day. Mr. Tilly will continue to serve as Chairman of the Board of Directors of the Company and as the Chief Executive Officer of the Company.

Mr. Howson is currently our Executive Vice President, President Europe and Asia Pacific, a position he has held since July 2021. Previously, he was our Executive Vice President, President Europe from January 2020 to July 2021 and Chief Operating Officer of Cboe Europe Limited from 2013 to 2019. Prior to that, he served as Founder, Chief Technology Officer of Equiduct from April 2006 through June 2013. Mr. Howson holds a First Class Honours bachelor’s degree from the University of Newcastle-upon-Tyne.

In connection with such appointment, Mr. Howson’s annual base salary will be increased to $625,000 per annum, effective as of May 12, 2022, with a targeted annual bonus of 130% of base salary, and a targeted annual equity incentive award having a value of $2,762,500. For 2022, this will include awards with a value of $2,000,000 that were previously granted on February 19, 2022 and special awards with a value of $488,000 (representing a pro rata portion of the increase in the targeted annual equity incentive award for the remainder of 2022) to be granted on May 12, 2022 and to be equally split between (i) restricted stock units (“RSU”) that will vest in three equal annual installments on February 19, 2023, February 19, 2024, and February 19, 2025 and (ii) performance share units subject to the achievement of earnings per share and performance share units subject to the achievement of total shareholder return (each 25% of the total award) that will vest at the conclusion of the applicable performance period, each subject to Mr. Howson’s continuous employment with the Company through such dates. Mr. Howson is expected to also receive customary relocation assistance benefits, which include the services of a relocation services company, visa and immigration services, moving expenses, home finding trips, temporary housing, and services for tax liability assistance.

On March 8, 2022, the Board of Directors of the Company also approved a form of RSU Award Agreement (the “Award Agreement”) for Mr. Howson expected to be granted on May 12, 2022 under the Second Amended and Restated Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) Long-Term Incentive Plan. The material change from Mr. Howson’s outstanding granted RSUs are the vesting dates of February 19, 2023, February 19, 2024, and February 19, 2025 (not annually following the grant date of the award agreement).

The foregoing description of the Award Agreement is only a summary and is qualified in its entirety by the full text of the Award Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Form of 2022 Restricted Stock Unit Award Agreement for David Howson (filed herewith).*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel, and Corporate Secretary

Dated: March 10, 2022